Exhibit 23.1


                           Consent of BDO Seidman, LLP


Jones Apparel Group, Inc.
Jones Apparel Group Holdings, Inc.
Jones Apparel Group USA, Inc.
Nine West Group Inc.
New York, New York



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our reports dated February 2, 2001, relating to the consolidated financial statements and financial statement schedule of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.






                                                       /s/ BDO Seidman, LLP


New York, New York
May 4, 2001